MORRISON RESTAURANTS INC.
                  DEFERRED COMPENSATION PLAN
            (As Restated Effective January 1, 1994)


     THIS INDENTURE made on the   31   day of  December  , 1993, by MORRISON
RESTAURANTS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Primary Sponsor");

                     W I T N E S S E T H:

     WHEREAS, Primary Sponsor established by indenture effective as of January 1, 1988 the Morrison Incorporated Deferred Compensation Plan for the benefit of a select group of management and highly compensated employees, which was amended and restated by indenture dated December 18, 1989 and which was last amended by indenture dated December 1, 1992 (the Plan");

     WHEREAS, the Primary Sponsor and certain of its affiliates also maintain the Morrison Restaurants Inc. Salary Deferral Plan, a defined contribution plan under which eligible employees may contribute on a pre-tax basis pursuant to a tax-qualified cash or deferred arrangement, within the meaning of Section 401(k) of the Internal Revenue Code, and to which the Primary Sponsor and certain of its affiliates make matching contributions (the "Salary Deferral Plan");

     WHEREAS, the Primary Sponsor desires to amend and restate the Plan so that on and after the effective date of this amendment and restatement the Plan will benefit primarily those eligible employees whose benefits under, or contributions on whose behalf to, the Salary Deferral Plan may be limited by certain provisions of the Internal Revenue Code or by certain provisions of the Salary Deferral Plan itself;

     NOW, THEREFORE, the Primary Sponsor does hereby amend and restate the Plan, effective January 1, 1994, to read as follows:

                   MORRISON RESTAURANTS INC.
                  DEFERRED COMPENSATION PLAN


                       TABLE OF CONTENTS

                                                          PAGE

SECTION 1      DEFINITIONS . . . . . . . . . . . . . . . .   3

SECTION 2      ELIGIBILITY . . . . . . . . . . . . . . . .   5

SECTION 3      DEFERRAL ELECTIONS. . . . . . . . . . . . .   5

SECTION 4      CREDITING ACCOUNTS. . . . . . . . . . . . .   7

SECTION 5      HARDSHIP PAYMENTS . . . . . . . . . . . . .   8

SECTION 6      DEATH BENEFITS. . . . . . . . . . . . . . .   9

SECTION 7      PAYMENT OF BENEFITS ON RETIREMENT OR DEATH. . 9

SECTION 8      PAYMENT OF BENEFITS ON OTHER TERMINATIONS OF
               EMPLOYMENT. . . . . . . . . . . . . . . . .  10

SECTION 9      ADMINISTRATION OF THE PLAN. . . . . . . . .  10

SECTION 10     CLAIM REVIEW PROCEDURE. . . . . . . . . . .  12

SECTION 11     LIMITATION OF ASSIGNMENT, PAYMENTS TO
               LEGALLY INCOMPETENT DISTRIBUTEE AND
               UNCLAIMED PAYMENTS. . . . . . . . . . . . .  13

SECTION 12     LIMITATION OF RIGHTS. . . . . . . . . . . .  14

SECTION 13     AMENDMENT TO OR TERMINATION OF THE PLAN . .  14

SECTION 14     ADOPTION OF PLAN BY AFFILIATES. . . . . . .  14

SECTION 15     MISCELLANEOUS . . . . . . . . . . . . . . .  15

                           SECTION 1
                          DEFINITIONS

     Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following words and phrases shall, when used herein, have the meanings set forth below:

     1.1 "Account" means the bookkeeping accounts established and maintained by the Plan Administrator to reflect the interest of a Member under the Plan and shall include the following:

          (a) "Company Matching Account" which shall reflect credits to a Member's Account made on his behalf pursuant to Plan Section 3.2, as adjusted to reflect designated rates of return and other credits or charges.

          (b) "Employee Deferred Account" which shall reflect credits to a Member's Account made on his behalf pursuant to Plan Section 3.1, as adjusted to reflect designated rates of return and other credits or charges attributable to the investment option selected by the Member for the investment of his Account.

     1.2  "Accrued Benefit" means the balance of a Member's Account.

     1.3 "Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor and (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor.

     1.4 "Annual Compensation" means "Annual Compensation," as that term is defined under the Salary Deferral Plan, as the same may be amended from time to time, but without regard to the limit on compensation that may be recognized under Code Section 401(a)(17).

     1.5 "Beneficiary" means the person or trust that a Member designated most recently in writing to the Plan Administrator; provided, however, that if the Member has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the "Beneficiary" means (a) the Member's spouse or
(b) if no spouse is alive, the Member's surviving children, or (c) if no children are alive, the Member's parents, or (d) if no parent is alive, the legal representative of the deceased Member's estate. Changes in designations of Beneficiaries may be made upon written notice to the Plan Administrator in such form as the Plan Administrator may prescribe. Notwithstanding the foregoing, if the Member is also a participant in the Salary Deferral Plan, then "Beneficiary" shall mean the person or persons determined pursuant to the definition of the term "Beneficiary" under the Salary Deferral Plan.

     1.6  "Board of Directors" means the Board of Directors of the Primary
Sponsor.

     1.7 "Change of Control" means any event that pursuant to the requirements of Article X of the Primary Sponsor's Certificate of Incorporation, as amended from time to time, requires the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock (as defined therein); provided, however, that no event shall constitute a Change of Control if approved by the Board of Directors a majority of whom are "present directors" and "new directors." For purposes of the preceding sentence, "present directors" shall mean individuals who as of January 1, 1993 were members of the Board of Directors and "new directors" shall mean any director whose election by the Board of Directors in the event of a vacancy or whose nomination for election by the Primary Sponsor's stockholders was approved by a vote of at least three-quarters of the directors then still in office who are "present directors" and "new directors;" provided that any director elected to the Board of Directors solely to settle a threatened or actual proxy contest shall in no event be deemed to be a "new director."

     1.8  "Code" means the Internal Revenue Code of 1986, as amended.

     1.9 "Company Stock Rate of Return" means a designated rate of return that corresponds, in whole or in part, to changes in the value of securities of the Primary Sponsor or any affiliate.

     1.10 "Deferral Amount" means an amount credited to the Employee Deferred Account of a Member at the election of a Member pursuant to Plan
Section 3.1. Deferred Amounts and Annual Compensation deferred by a Member under the Salary Deferral Plan are collectively referred to herein as "Aggregate Deferral Amounts."

     1.11 "Disability" means a disability of a Member within the meaning of Code Section 72(m)(7), to the extent that the Member is, or would be, entitled to disability retirement benefits under the federal Social Security Act, provided the Plan Sponsor has been notified in writing of such entitlement. The determination of whether or not a Disability exists shall be determined by the Plan Administrator and shall be substantiated by competent medical evidence.

     1.12 "Effective Date" means, as to the Primary Sponsor, January 1, 1988, and as to each other Plan Sponsor which adopts the Plan, the date designated as such by the adopting Plan Sponsor.

     1.13 "Eligible Employee" means, with respect to any Plan Year commencing on or after ___________ any Employee of a Plan Sponsor who is during that Plan Year a "highly compensated employee," within the meaning of Code Section 414(q), as amended.

     1.14 "Employee" means any person who is employed by a Plan Sponsor or an Affiliate for purposes of the Federal Insurance Contributions Act.

     1.15 "Entry Date" means the first day of the first payroll period coinciding with or next following the date an Eligible Employee is designated by the Plan Administrator for participation in the Plan.

     1.16 "Member" means any Eligible Employee or former Eligible Employee who has become a participant in the Plan, for so long as his benefits hereunder have not been paid out.

     1.17 "Plan Administrator" means the organization or person designated by the Primary Sponsor to administer the Plan or, in the absence of any such designation, Morrison Restaurants Inc.

     1.18 "Plan Sponsor" means individually the Primary Sponsor and any other Affiliate or other entity which has adopted the Plan.

     1.19 "Plan Year" means the calendar year.

     1.20 "Reporting Person" means each Member who, on a particular date or dates, the Primary Sponsor reasonably believes is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with respect to equity securities of the Primary Sponsor or any affiliate.

     1.21 "Retirement Date" means the first day of the month coinciding with or immediately following the date on which the Member retires on or after attaining age 55 or becoming subject to a Disability.

     1.22 "Valuation Date" means the last day of each month or any other day which the Plan Administrator declares to be a Valuation Date.


                           SECTION 2
                          ELIGIBILITY

     2.1 Each Eligible Employee shall become a Member as of the Entry Date coinciding with or next following the date on which the Plan Administrator selects the Eligible Employee for participation in the Plan; provided, however, that any Eligible Employee who is also eligible to participate in the Salary Deferral Plan may participate in the Plan no later than the date that the Eligible Employee is first eligible to participate in the Salary Deferral Plan.

     2.2 A Member who ceases to be an Eligible Employee will no longer be eligible to make further deferrals under the Plan pursuant to Plan Section 3, but shall continue to be subject to all other terms of the Plan so long as he remains a Member of the Plan.

     2.3 In the event the Member participates in a plan of a Plan Sponsor or Affiliate intended to qualify under Code Section 401(a) and containing a tax-qualified cash or deferred arrangement qualified under Code Section 401(k), the Member shall be suspended from continued participation under this Plan to the extent required by such other plan as a result of a hardship withdrawal made by such Member under such other plan.


                           SECTION 3
                      DEFERRAL ELECTIONS

     3.1 Each Plan Year, a Member who is an Eligible Employee and (a) who is not eligible to participate in the Salary Deferral Plan may elect to defer under the Plan a portion of the Annual Compensation otherwise payable to him for the Plan Year, which amount shall be at least two percent (2%) of Annual Compensation and shall be in increments of one percent (1%) of Annual Compensation, but not in excess of twenty percent (20%) of Annual Compensation, or (b) who also is eligible to participate in the Salary Deferral Plan for all or any portion of the Plan Year, shall indicate on the election form completed as a participant in the Salary Deferral Plan whether he elects to defer under the Plan that portion of the Annual Compensation otherwise payable to him for the Plan Year which can not be deferred under the Salary Deferral Plan because of one or more of the following limitations:
(i) Section 3.1(a) of the Salary Deferral Plan (reflecting a limit on salary deferrals by "highly compensated employees," within the meaning of Code
Section 414(q)); (ii) Section 3.1(b) of the Salary Deferral Plan (relating to the annual limit on salary deferrals set forth in Code Section 402(g));
(iii) Section 1.5 of the Salary Deferral Plan (relating to the limit on includable compensation as set forth in Code Section 401(a)(17); or
(iv) Appendix B of the Salary Deferral Plan (relating to the limit on "annual additions," within the meaning of Code Section 415. Any election made pursuant to Plan Section 3.1(b) shall automatically revoke any election then in effect pursuant to Plan Section 3.1(a).

     3.2  All elections to defer Annual Compensation under Plan
Section 3.1(a) may only be made pursuant to a written agreement between the Member and the Plan Sponsor which shall be in such form and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the amount of the Annual Compensation of the Member that the Member desires to defer. The written agreement shall be irrevocable with respect to the first payroll period or bonus payment for which it becomes effective, although it may be modified, revoked or suspended for subsequent payroll periods or bonus payments in accordance with this Section 3.2 and subject to such rules and limitations as the Plan Administrator may prescribe. Notwithstanding the foregoing, any such election may be modified, revoked or suspended only once each calendar quarter, and a Member who revokes or suspends his election may not reenter the Plan until the next Entry Date following twenty (20) days after the Member notifies the Plan Administrator of recommencement. With respect to base salary included in Annual Compensation, the election to defer must be made before the services for which the Annual Compensation is payable are performed. With respect to any bonus payments included in Annual Compensation, the election to defer must be made before the amount of the bonus payment is determinable and payable.

     3.3 (a) Each Plan Sponsor proposes to credit on behalf of each Member employed by that Plan Sponsor for allocation to that Member's Company Matching Account an amount equal to (X) reduced by (Y) where:

               (i) (X) is an amount equal to (A) twenty percent (20%) of the Aggregate Deferral Amounts of a Member in the case of a Member who has been employed by a Plan Sponsor for at least three (3) years, but fewer than ten (10) years; (B) thirty percent (30%) of the Aggregate Deferral Amounts of a Member in the case of a Member who has been employed by a Plan Sponsor for at least ten (10) years, but fewer than twenty (20) years; or
          (C) forty percent (40%) of the Aggregate Deferral Amounts of a Member in the case of a Member who either (I) has been employed by a Plan Sponsor for at least twenty (20) years or (II) is designated by the Plan Administrator, with the consent of the Plan Sponsor, as one of a select group of Members to receive such a matching credit; and

               (ii) (Y) is the matching contribution actually credited to the Member for the same period under the Salary Deferral Plan.

     Matching credits under Section 3.3(a)(i) for any Plan Year shall only be credited with respect to annual Aggregate Deferral Amounts of each Member equal to the Code Section 402(g) limitation, as adjusted annually for inflation.

          (b) For purposes of determining matching amounts to be credited to a Member's Company Matching Account under Plan Section 3.3(a)(i), all or a portion of a Member's years of employment with a predecessor employer may be counted if at the time the individual became an Employee, or as soon as practicable thereafter, the Plan Sponsor adopts resolutions providing for the counting of such years of employment in favor of that Member or of a group or category of individuals that included the Member. The counting of any such years of employment shall be specified in those resolutions and shall be subject to such conditions, if any, provided therein.


                           SECTION 4
                      CREDITING ACCOUNTS

     4.1 As of each Valuation Date, Deferral Amounts previously elected by a Member shall be credited to the Member's Employee Deferred Account.

     4.2 As of the last Valuation Date of each Plan Year or any earlier Valuation Dates as may be selected by the Plan Administrator, the amounts to be credited for the applicable period pursuant to Plan Section 3.2 on behalf of a Member shall be credited to the Member's Company Matching Account.

     4.3 (a) As of each Valuation Date, each Member's Company Matching Account (other than any Member who has received a distribution of his Accrued Benefit prior to that Valuation Date) shall be credited with a Company Stock Rate of Return based upon the amount credited to the Member's Company Matching Account as of the immediately preceding Valuation Date.

          (b) As of each Valuation Date, each Member's Employee Deferred Account (other than any Member who has received a distribution of his Accrued Benefit prior to that Valuation Date) or portions thereof shall be credited with a designated rate or rates of return, as applicable, as selected by the Member, based upon the amount credited to the Member's Employee Deferred Account as of the immediately preceding Valuation Date. A Member's Employee Deferred Account may be credited with such rate or rates of return in accordance with the most recent investment election properly and timely filed by the Member with the Plan Administrator in accordance with such rules and procedures designated by the Primary Sponsor. If no election has been properly or timely filed with the Plan Administrator or if the Plan Administrator suspends the election of rates of return by Members, the Member's Employee Deferred Account or Members' Employee Deferred Accounts, as applicable, shall be credited with a designated rate of return selected by the Primary Sponsor. Any selection of designated rates of return by Reporting Persons shall be subject to the restriction of Plan Section 4.3(d).

          (c)   As of the last day of any Plan Year, each Member's
     Employee Deferred Account (other than any Member who has received a distribution of his Accrued Benefit prior thereto) may be credited by the Plan Sponsor with an additional amount as may be determined by the Plan Sponsor in its sole discretion.

          (d) No Reporting Person shall be eligible to select a Company Stock Rate of Return with respect to any portion of his Employee Deferred Account. If any Member becomes a Reporting Person during a Plan Year and that Member then has in effect a Company Stock Rate of Return for any portion of his Employee Deferred Account, that portion of the Member's Employee Deferred Account shall be credited with the Company Stock Rate of Return for the portion of the Plan Year ending with the Valuation Date immediately prior to the Member's becoming a Reporting Person and, for the remainder of the Plan Year or until such earlier time as the Member elects an alternative designated rate of return, the rate of return (among those designated rates of return made available by the Plan Administrator for the Plan Year, other than the Company Stock Rate of Return) earning the lowest return for the Plan Year.


                           SECTION 5
                       HARDSHIP PAYMENTS

     5.1 The Plan Administrator may pay all or a portion of a Member's Deferral Amounts (reduced by negative rates of return experienced) prior to the time such amounts otherwise become payable in accordance with the provisions of the Plan; provided, however, that any such distribution shall be made only if the Member is an Employee and demonstrates that he is suffering from "Hardship," as that term is defined under the Salary Deferral Plan, as amended, and any other unforeseeable circumstance determined to constitute a "Hardship"for purposes of this Section by the Plan Administrator. For purposes of this Section, the Plan Administrator shall have the sole and absolute discretion, which shall be exercised in a nondiscriminatory and uniform manner, to determine if a "Hardship" exists with respect to a Member.

     5.2 Hardship payments shall be made to a Member only in accordance with such rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt. Any determination of the amount to be distributed on account of a Hardship shall be made by the Plan Administrator in accordance with rules applied in a uniform and nondiscriminatory manner. A payment under this Section shall be made in a lump sum in cash to the Member and shall be charged against the Member's Employee Deferred Account as of the Valuation Date coinciding with or immediately preceding the date of the payment.

     5.3 Notwithstanding the foregoing, a Member who receives a payment of all or any portion of his Employee Deferred Account pursuant to this
Section 5.3 shall be suspended from making deferrals under Plan Section 3 for the calendar year immediately following the date the Member receives a payment under this Section 5.3.


                           SECTION 6
                        DEATH BENEFITS

     6.1 Upon the death of a Member who dies prior to the date on which he is entitled to the commencement of payments of his Account, the Member's Beneficiary shall be entitled to the full value of the Member's Account.

     6.2 Upon the death of a Member who is no longer an Employee, but prior to the complete payment of his Account, the Member's Beneficiary shall be entitled to receive the unpaid portion of the Member's Account. These payments shall be made according to the manner and method by which payments were being made to the Member during his lifetime, except as provided by Plan
Section 6.4.

     6.3 If, subsequent to the death of a Member, the Member's Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, or the Beneficiary listed under Subsection (a), (b) or
(c) of the Plan Section containing the definition of the term "Beneficiary" shall generally be entitled to receive benefits under the Plan. However, if the deceased Beneficiary was the Member's spouse at the time of the Member's death, or if no successor Beneficiary shall have been designated by the Member and be alive and no Beneficiary listed under Subsection (a), (b) or
(c) of the Plan Section containing the definition of the term "Beneficiary" shall be alive, the Member's unpaid vested Accrued Benefit shall be paid to the personal representative of the deceased Beneficiary's estate.

     6.4 If the Beneficiary is the estate of the Member, the Plan Sponsor shall make payment of the unpaid balance of the Member's Account in the form of a single lump-sum payment equal to the unpaid balance of the Member's Account as of the Valuation Date immediately preceding payment.

     6.5 Any benefit payable under this Section 6 shall be paid in accordance with and subject to the provisions of Plan Section 7 after receipt by the Plan Administrator of notice of the death of the Member.


                           SECTION 7
          PAYMENT OF BENEFITS ON RETIREMENT OR DEATH

     7.1 Upon the retirement or death of a Member, the Accrued Benefit of the Member shall be determined as of the Valuation Date coinciding with or immediately preceding the Member's Retirement Date or death, increased by Deferral Amounts and amounts credited pursuant to Plan Section 3.2(a) thereafter and adjusted for the appropriate designated rates of return and any other amounts credited pursuant to Plan Section 3.2(c) through the Valuation Date immediately preceding the date the Accrued Benefit is paid. Payment of the Member's Accrued Benefit shall commence no later than sixty
(60) days after the Retirement Date or death of the Member.

     7.2 The form of payment of the Accrued Benefit of a Member shall be selected by the Plan Administrator and shall be in either a lump sum or annual or more frequent installments. 13
The payment of a Member's Accrued Benefit shall be in cash or such other property as determined by the Primary Sponsor; except that on or after a Change of Control, payment of a Member's Accrued Benefit shall be in cash. Notwithstanding the foregoing, the Accrued Benefit of any Member who is or was a Reporting Person at any time within six (6) months prior to the date that his Accrued Benefit is paid shall be paid in cash.


                           SECTION 8
    PAYMENT OF BENEFITS ON OTHER TERMINATIONS OF EMPLOYMENT

     8.1 A Member shall be considered to have terminated employment with the Plan Sponsor or any Affiliate on the date determined by the Plan Administrator. Transfer of a Member from one Plan Sponsor to another Plan Sponsor shall not be deemed for any purpose under the Plan to be a termination of employment by the Member.

     8.2 In the event of the termination of employment of a Member for reasons other than those specified in Sections 6 and 7 above, the Accrued Benefit of the Member shall be determined as of the Valuation Date coinciding with or immediately preceding the date of the termination of employment and shall be increased by any Deferral Amounts credited to the Employee Deferred Account of the Member since that Valuation Date. While no further amounts credited pursuant to Plan Section 3.2(a) shall be made to the Member's Account after that Valuation Date, the Member's Account shall be adjusted for the appropriate designated rates of return and any other amounts credited pursuant to Plan Section 3.2(c) through the Valuation Date immediately preceding the date the Accrued Benefit is paid.

     8.3 A Member shall be entitled to payment of his Accrued Benefit in the form set forth in Plan Section 7.2. Payment shall commence at any time which the Plan Administrator may select following termination of employment, which shall not be later than sixty (60) days after the end of the Plan Year in which the Member attains age 65.


                           SECTION 9
                  ADMINISTRATION OF THE PLAN

     9.1 Operation of the Plan Administrator. The Primary Sponsor shall be the Plan Administrator, unless it appoints another Plan Administrator.
If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice or resignation to the Primary Sponsor. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

     9.2  Duties of the Plan Administrator.

          (a) The Plan Administrator shall perform any act which the Plan authorizes or requires of the Plan Administrator by action taken in compliance with the Plan and may designate in writing other persons to carry out its duties under the Plan. The Plan Administrator may employ persons to render advice with regard to any of the Plan Administrator's duties.

          (b) The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Member or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Members and Beneficiaries, subject to the provisions of the Plan and subject to applicable law.

          (c) The Plan Administrator shall furnish Members and Beneficiaries with all disclosures now or hereafter required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan.

          (d) The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or under applicable law.

          (e) Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator from and against any and all claims and expenses (including, without limitation, attorney's fees and related costs) arising in connection with the performance by the person of his duties in that capacity, other than any of the foregoing arising in connection with the willful neglect or willful misconduct of the person acting.

     8.3 Action by the Primary Sponsor or a Plan Sponsor. Any action to be taken by the Primary Sponsor or a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan or to determine the basis of any payment obligations of any Plan Sponsor.


                          SECTION 10
                    CLAIM REVIEW PROCEDURE

     10.1 In the event that a Member or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

          (a)  the specific reasons for the denial;

          (b) specific references to the pertinent provisions of the Plan on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (d)  an explanation of the Plan's claim review procedure.

     10.2 After receiving written notice of the denial of a claim, a claimant or his representative may:

          (a) request a full and fair review of such denial by written application to the Plan Administrator;

          (b)  review pertinent documents; and

          (c)  submit issues and comments in writing to the Plan
     Administrator.

     10.3 If the claimant wishes such a review of the decision denying his claim to benefits under the Plan, he must submit such written applications to the Plan Administrator within sixty (60) days after receiving written notice of the denial.

     10.4 Upon receiving such written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received such written application for review.

     10.5 At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

     10.6 All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

     10.7 No later than sixty (60) days following the receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant involved and to his representative, if any; provided, however, a decision on the written application for review may be extended, in the event special circumstances such as the need to hold a hearing require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.


                          SECTION 11
         LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
        INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

     11.1 No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law.

     11.2 If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefit in the event a Member or Beneficiary is entitled to payment shall, in the discretion of the Plan Administrator, cease and terminate and in that event the Plan Administrator shall hold or apply the same for the benefit of such person, his spouse, children, other dependents or any of them in such manner and in such proportion as the Plan Administrator shall determine.

     11.3 Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

     11.4 Whenever the Plan Administrator cannot, within a reasonable time after payments are to commence, locate any person to or for the benefit of whom such payments are to be made, after making a reasonable effort to locate such person, the Plan Administrator may direct that the payment and any remaining payments otherwise due to the Member be cancelled on the records of the Plan, except that in the event the Member later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the Plan Sponsor shall re-credit the Member's account and provide for payment of the re-credited amount to the Member as soon as administratively feasible.



                          SECTION 12
                     LIMITATION OF RIGHTS

     Membership in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.


                          SECTION 13
            AMENDMENT TO OR TERMINATION OF THE PLAN

     13.1 The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan. No such modifications or amendments shall have the effect of retroactively changing or depriving Members or Beneficiaries of benefits already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan.

     13.2 Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor. Any termination by a Plan Sponsor shall not be a termination as to any other Plan Sponsor.

     13.3 If the Plan is terminated by the Primary Sponsor it shall terminate as to all Plan Sponsors.


                          SECTION 14
                ADOPTION OF PLAN BY AFFILIATES

     Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption by the adopting corporation, or business entity or Affiliate. The resolution shall state and define the Effective Date of the adoption of the Plan by the Plan Sponsor.


                          SECTION 15
                         MISCELLANEOUS

     15.1 All payments provided under the Plan shall be paid from the general assets of the applicable Plan Sponsor and no separate fund shall be established to secure payment. Notwithstanding the foregoing, the Primary Sponsor may establish a grantor trust to assist it and other Plan Sponsors in funding Plan obligations, and any payments made to a Member or Beneficiary from such trust shall relieve the Plan Sponsor from any further obligations under the Plan only to the extent of such payment.

     15.2 Each Plan Sponsor shall withhold from any benefits payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.

     15.3 To the extent not preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Alabama.


     IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first above written.

                              MORRISON RESTAURANTS INC.



                              By: /s/ Samuel E. Beall, III

                              Title: President and Chief Executive
                                                         Officer
ATTEST:

 /s/ Pfilip G. Hunt

Title: Senior Vice President,
       General Counsel & Secretary

     [CORPORATE SEAL]

                        TRUST AGREEMENT



     THIS TRUST AGREEMENT made as of the  1   day of  December , 1992, by
and among Morrison Restaurants Inc., formerly Morrison Incorporated, a corporation organized under the laws of the State of Delaware (the "Primary Sponsor"), each related corporation or business executing this Trust Agreement (the Primary Sponsor and each related corporation or business being sometimes hereinafter referred to as a "Plan Sponsor"); and AmSouth Bank N.A. (the "Trustee");


                     W I T N E S S E T H:


     WHEREAS, the Primary Sponsor by indenture effective as of January 1, 1988 established the Morrison Incorporated Deferred Compensation Plan to provide benefits in the form of deferred compensation to a select group of management or highly compensated employees of the Primary Sponsor or any of its related corporations or businesses; and

     WHEREAS, the Morrison Incorporated Deferred Compensation Plan has been renamed the Morrison Restaurants Inc. Deferred Compensation Plan (the "Plan"); and

     WHEREAS, the Primary Sponsor by agreement dated June 16, 1988 established an irrevocable grantor trust (the "Trust"), within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Code") to assist the Primary Sponsor and any of its related corporations or businesses in meeting its obligations under the Plan; and

     WHEREAS, the Primary Sponsor desires to amend and restate the trust agreement between the Primary Sponsor and AmSouth Bank N.A., dated as of May 1, 1990 and last amended by indenture dated May 8, 1992, which agreement, as amended, contains the existing terms of the Trust (the "Prior Trust Agreement"); and

     WHEREAS, the Board of Directors of the Primary Sponsor has approved the amendment and restatement of the Prior Trust Agreement as embodied herein (the "Trust Agreement");

     NOW, THEREFORE, the Primary Sponsor hereby restates the Trust, effective as of January 1, 1993, as follows:


                          SECTION 1.

                     INCORPORATION OF PLAN

     All terms and conditions set forth in the Plan are incorporated by reference except to the extent that the terms of the Trust indicate to the contrary. In the event of a conflict between the terms and provisions of the Trust Agreement and those the Plan, the terms and provisions of the Trust Agreement shall be given precedence. However, nothing contained in the Trust Agreement is intended to diminish the amount of benefits required to be paid for the benefit of any participant under the terms of the Plan. To the extent possible, the terms and provisions of the Plan and those of the Trust Agreement shall be interpreted as mutually consistent.

                          SECTION 2.

                   ESTABLISHMENT OF THE FUND

     The Primary Sponsor has established a fund with the Trustee (the "Fund") to be held and administered in accordance with this Trust. The Trustee shall accept as part of the Fund all assets as may be delivered by a Plan Sponsor to the Trustee and shall also include all income accruing thereon, except as otherwise provided in this Trust Agreement.

                          SECTION 3.

                    INVESTMENT OF THE FUND

     (a) Subject to the provisions of Subsections (b) and (c) below, the Trustee shall invest the principal and income of the Fund without distinction between principal and income in securities or in property, real or personal and wherever situated, as the Trustee shall deem advisable, in its sole discretion. Without limiting the foregoing, the Trustee may purchase, acquire, retain, sell, transfer, pledge or encumber common or preferred stocks, including stock of the Primary Sponsor or any affiliate, shares of mutual funds, including mutual funds for which the Trustee is an advisor, trust and participation certificates, bonds and mortgages, other evidences of indebtedness or ownership, annuity contracts and ordinary and term life insurance contracts of life insurance companies, savings accounts or plans, including savings accounts or plans established or to be established by the Trustee, and group trusts or collective investment funds including group trusts or collective investment funds operated by the Trustee.

     (b) The Fund shall be invested by the Trustee with the goal of achieving on an annual basis an average rate of return that equals or exceeds the weighted average of those designated rates of return to be credited to Accounts for the same period, as contemplated by Plan Section 4.3 and identified by the Primary Sponsor from time to time (the "Investment Goal"). The Trustee shall incur no liability merely for a failure to achieve the Investment Goal for any period; provided that during the period the Fund was invested in accordance with applicable fiduciary standards and with a view towards achieving the Investment Goal.

     (c)  Prior to the date a Change of Control (as defined in Section
13(c) hereof) occurs, the Primary Sponsor, and on or after the date a Change of Control occurs, the Trustee, may appoint one or more investment managers (the "Investment Managers") which shall be banks, investment advisers registered under the Investment Advisers Act of 1940, or insurance companies, to direct the Trustee as to the investment of all or a portion of the Fund for the exclusive benefit of the participants of the Plans and their beneficiaries. Notwithstanding the foregoing, prior to the date a Change of Control occurs, the Primary Sponsor may appoint the Trustee (or any of its affiliates) as an Investment Manager, if it is otherwise qualified to serve as an Investment Manager and in such instance, the Trustee shall have discretion over the investment of the Fund, subject to the provisions of Subsection (b) above.

     The Primary Sponsor shall notify the Trustee of the appointment of any Investment Manager (other than the Trustee) under this Subsection by delivering to the Trustee (i) an executed copy of an instrument under which the Investment Manager was appointed to act hereunder and setting forth the investment powers of the Investment Manager and (ii) a written instrument executed by the Investment Manager in which it acknowledges that it has agreed to act as such. Any notice of appointment pursuant to this Subsection shall constitute a representation and warranty by the Primary Sponsor that the Investment Manager is qualified under and has been appointed in accordance with the provisions hereof. Notwithstanding anything herein contained to the contrary, during the term of its appointment, the Investment Manager shall have the sole responsibility for the investment and reinvestment of the portion of the Fund for which it was appointed to act, and, subject to the limitations on the types of appropriate investments set forth in Subsection (b) hereof, shall have full power in its discretion to direct the Trustee with respect to the exercise by it of its investment powers, including the voting of shares (except as otherwise provided by Section 13(d) hereof). Pending receipt of instructions from any Investment Manager with respect thereto and subject to any investment guidelines agreed to in writing from time to time pursuant to Subsection (b) hereof, any cash received by the Trustee from time to time shall be invested by the Trustee in demand and term notes (including those commonly known as "master notes") maturing not more than three years after the date of purchase thereof, United States Treasury bills, other government and agency obligations maturing not more than three years after the date of purchase thereof, group annuity or other contracts providing a guaranteed rate of return with a maturity not exceeding three years, certificates of deposit, commercial paper, government guaranteed paper, common or collective trust funds, money market mutual funds, other money market instruments, savings accounts or other deposits with a financial institution (including the Trustee, if a financial institution is serving as such) and part interests in any one or more of the foregoing.

     The Primary Sponsor may terminate its appointment of an Investment Manager at any time and shall in writing notify the Trustee of such termination, and may thereafter appoint a successor Investment Manager in the same manner as provided above in this Subsection. Any successor Investment Manager shall thereafter, until its appointment is terminated, be deemed to be an "Investment Manager" for all purposes of this Agreement. If there shall be more than one Investment Manager, the portion of the Fund to be invested by each Investment Manager shall be held in a separate account and the powers and authority of each Investment Manager shall be divided as set forth in the instruments appointing such Investment Managers.

     So long as an Investment Manager (other than the Trustee or one of its affiliates) is serving as such, the Trustee shall be under no duty or obligation to review the assets comprising any portion of the Fund managed by the Investment Manager, to make any recommendations with respect to the investment or reinvestment thereof, or to determine whether any direction received from any Investment Manager is proper or within the terms of this Trust Agreement or to monitor the activities of any Investment Manager.

     (d) The Trustee shall have no liability or responsibility to the Primary Sponsor or any persons claiming any interest in the Fund for acting without question on the direction of, or for failing to act in the absence of any direction from, any Investment Manager unless the Trustee participated knowingly in, or knowingly undertook to conceal, an act or omission of any Investment Manager constituting a breach of its duties hereunder, knowing such act or omission was a breach of such duties; provided, however, that the Trustee shall not be deemed to have "participated" in a breach by any Investment Manager for the purposes of this undertaking solely as a result of the performance by the Trustee or its officers, employees or agents of any custodial, reporting, recording, and bookkeeping functions with respect to any assets of the Fund managed by any Investment Manager or solely as a result of settling purchase and sale transactions entered into or directed by any Investment Manager, or to have "knowledge" of any such breach solely as a result of the information received by the Trustee or its officers, employees or agents in the normal course in performing such functions or settling such transactions. If the Trustee has actual knowledge of a breach committed by any Investment Manager, it shall promptly notify the Primary Sponsor in writing thereof, and the Trustee, except as required by applicable law, shall thereafter have no responsibility to remedy such breach.

     (e) The Primary Sponsor may, prior to a Change of Control, direct the Trustee in writing to transfer any portion of the Fund to a subtrustee and to enter into an agreement with the subtrustee reflecting the subtrust arrangement. In the event of a Change of Control, the Primary Sponsor may only direct the Trustee to transfer a portion of the Fund to a subtrustee with the consent of a majority of the participants of the Plan and the designated beneficiaries of deceased participants. The Trustee may terminate a subtrust at any time and direct the subtrustee to return the portion of the Fund held by the subtrustee; provided that prior to a Change of Control the subtrust may only be terminated with the consent of the Primary Sponsor.

                          SECTION 4.

                     POWERS OF THE TRUSTEE

     In the administration of the Trust, in addition to any powers or authority of the Trustee under this Trust or which the Trustee may have under applicable law, the Trustee is authorized and empowered to do the following, without advertisement, without order of court and without having to post bond or make any returns or report of its doings to any court:

     (a) To purchase or subscribe for any securities or property including, without limitation, securities of a Plan Sponsor and real property leased to or used by a Plan Sponsor;

     (b) To sell, exchange, convey, transfer, or otherwise dispose of any securities or property held by it, by private contract or at public auction, with or without advertising, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any disposition;

     (c) Except as provided in Section 13(d) hereof, to vote any stocks, bonds or other securities, including securities of the Plan Sponsor; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, consent to, or otherwise participate in corporate reorganizations or other changes affecting corporate securities, to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to securities or other property held as part of the Fund;

     (d) To register any investment in its own name or in the name of a nominee, and to hold any investment in bearer form or through or by a central clearing corporation maintained by institutions active in the national securities markets, but the records of the Trustee shall at all times show that all the investments are part of the Trust;

     (e) To write covered call options and to purchase or sell put options and financial futures contracts;

     (f) To employ and act through suitable agents, accountants, appraisers, actuaries and attorneys (who may be counsel for the Trustee) and to pay their reasonable expenses and compensation, to consult with counsel (who, without limitation, may be counsel to the Trustee) and shall be protected to the extent the law permits in acting upon the advice of counsel in regard to legal questions, and the Trustee shall periodically review the performance of the persons to whom these duties have been delegated, but the Trustee shall not be liable for relying upon the advice and expertise of any such person to the extent permitted by law, provided the Trustee's decisions in selecting and retaining such person were prudently made;

     (g) To borrow or raise moneys for the purposes of the Trust in the amounts, and upon the terms and conditions, as the Trustee in its discretion may deem advisable; and for any sums borrowed to issue its promissory note as Trustee, and to secure the repayment thereof by pledging all or any part of the Trust; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any borrowing;

     (h) To make, execute, acknowledge and deliver any documents of transfer and conveyance and any other instruments or agreements that may be necessary or appropriate to carry out the powers of the Trustee under the Trust or incidental thereto;

     (i) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, to commence or defend any suits or legal or administrative proceedings arising, necessary or appropriate in connection with the Trust, the administration and operation thereof or the powers or authority of the Trustee under the Trust, and to represent the Trust in all suits and legal and administrative proceedings;

     (j) To keep portions of the Trust in cash or cash balances as the Trustee may deem to be in the best interest of the Trust;

     (k) To register any investment in its own name or in the name of a nominee, and to hold any investment in bearer form or through or by a central clearing corporation maintained by institutions active in the national securities markets, but the records of the Trustee shall at all times show that all the investments are part of the Trust; and

     (l) Generally, to do all acts and to execute and deliver all instruments as in the judgment of the Trustee may be necessary or desirable to carry out any powers or authority of the Trustee.

                          SECTION 5.

                            FUNDING

     (a) Payments to the Trustee by each Plan Sponsor shall be made as follows:

           (i) Contributions shall be paid to the Trustee within a reasonable period of time after the date that the Deferral Amounts otherwise would have been paid to Members in an amount equal to (A) the aggregate Deferral Amounts elected by Members for the period and (B) corresponding amounts to be credited to Members' Company Matching Accounts under Plan
Section 3.2.

         (ii) In the event that the designated rates of return to be credited to Members' Accounts as of the last Valuation Date of each Plan Year exceed the aggregate net income, gains and credits of the Trust as of the same Valuation Date, the Plan Sponsor shall make a contribution to the Trust within a reasonable period of time after that Valuation Date in an amount equal to the excess. In the event that the designated rates of return and other amounts to be credited to Members' Accounts pursuant to Plan
Section 4.3 as of the last Valuation Date of each Plan Year are less than the aggregate net income, gains and credits of the Trust as of the same Valuation Date, the Trustee shall apply the difference as a credit towards future contributions required of the Plan Sponsor pursuant to this Subsection (a), unless the Primary Sponsor directs otherwise pursuant to Subsection (c) below.

     (b) The Trustee shall be responsible for assets actually received by it as Trustee and shall have no duty or authority to compute amounts to be contributed or to review the computation of amounts to be contributed.

     (c) Prior to a Change of Control, the Primary Sponsor may from time to time direct the Trustee to determine the amount by which the assets in the Trust exceed the amount needed to pay all unpaid benefits accrued under the Plan (the "Surplus Amount"). If the Trustee determines that the Trust has a Surplus Amount, the Primary Sponsor may advise the Trustee that the Primary Sponsor is entitled to receive the Surplus Amount. The Trustee shall make payment to the Primary Sponsor of the Surplus Amount as soon as administratively practicable following receipt of the notification provided for in this Subsection.

                          SECTION 6.

                    DUTIES OF THE TRUSTEE

     (a) Except for records dealing solely with the Trust and its investments and disbursements, which shall be maintained by the Trustee, each Plan Sponsor shall maintain all records contemplated by the Plan.

     (b) Each Plan Sponsor shall furnish to the Trustee all the information necessary to determine the benefits payable to or with respect to each participant in the Plan, including any benefits payable after a participant's death. Each Plan Sponsor shall from time to time, and at least annually, and promptly upon the request of the Trustee furnish updated information to the Trustee. In the event the Plan Sponsor refuses or neglects to provide any updated information as contemplated herein, the Trustee shall rely upon the most recent information furnished to it by the Plan Sponsor; provided, however, that on or after a Change of Control, the Trustee shall rely in its discretion upon (i) information furnished to it by the Plan Sponsor prior to a Change of Control, (ii) information furnished to it by the Plan Sponsor on or after a Change of Control and/or (iii) any information received by it from a participant or designated beneficiary unless the recipient actually knows that any such information is false. The Trustee has no responsibility to verify information provided to them by the Plan Sponsor or any participant or designated beneficiary.

     (c) Upon proper notification from the Plan Sponsor prior to a Change of Control or upon an independent determination by the Trustee on or after a Change of Control (based on such information as the Trustee shall be entitled to rely upon pursuant to Subsection (b) above), when, in the opinion of the Plan Sponsor prior to a Change of Control or Trustee on or after a Change of Control, as applicable, a participant's benefits under the Plan have become payable, the Plan Sponsor or Trustee, as applicable, shall notify the participant or the beneficiary of a deceased participant and, if applicable, the Trustee. Such notice shall include the amount of such benefits, the terms of payment, the amount of any taxes required to be withheld from such amount, and the name, address and social security number of the recipient. Upon the receipt of a notification or after making its determination, as applicable, the Trustee shall commence distributions from the Fund in accordance therewith to the person or persons so indicated.

     (d) The Plan Sponsors shall have full responsibility for the payment of all taxes of any nature levied, assessed or imposed upon the Fund, including the payment of all withholding taxes to the appropriate taxing authority and shall also furnish each participant or beneficiary with the appropriate tax information form evidencing such payment and the amount thereof.

     (e) Prior to a Change of Control, the Trustee shall have no responsibility for determining whether any participant or beneficiary has died or whether a participant's rights under the terms of the Plan have been forfeited and shall be entitled to rely upon information furnished by the Plan Sponsor. On or after a Change of Control, the Trustee shall determine whether a participant's benefit shall be deemed forfeited or whether a participant or beneficiary has died based on information supplied under Subsection (b) hereof; provided, however, that a certified death certificate received by the Trustee shall be conclusive evidence of the death of any person regardless of the source of such certificate.

     (f) Nothing provided in this Trust Agreement shall relieve a Plan Sponsor of its liabilities to pay the benefits provided under the Plan except to the extent such liabilities are met by application of Fund assets.

     (g) Each Plan Sponsor agrees that by the establishment of this Trust it hereby forgoes forgoes any judicial review of any independent determination by the Trustee as to the benefit payable to any persons hereunder. If a dispute arises as to the amounts or timing of any such benefits or the persons entitled thereto under the Plans or this Trust Agreement, the Plan Sponsor agrees that such dispute shall be resolved by binding arbitration proceedings convened in Mobile, Alabama and conducted in accordance with the rules of the American Arbitration Association and that the results of such proceedings shall be conclusive and shall not be subject to judicial review. It is expressly understood that pending the resolution of any such dispute, payment of benefits shall be made and continued by the Trustee in accordance with its independent determination and that the Trustee shall have no liability with respect to such payments. The Plan Sponsor also agrees to pay the entire cost of any arbitration or legal proceeding initiated by it or by the Trustee or by any participant or beneficiary, including the legal fees of the Trustee and the participant or other claimant regardless of the outcome of any such proceeding.

                          SECTION 7.

                  DISTRIBUTIONS FROM THE FUND

     (a) Consistent with the provisions of Section 9 hereof, the Trustee is authorized to pay from the Fund reasonable expenses of the Trustee, including fees of accountants and legal counsel to the Trust, and the Trustee's compensation.

     (b) The Trustee shall make any distribution required pursuant to this Trust Agreement by mailing its check or other evidence of payment to the person to whom such distribution or payment is to be made at such address as was last furnished to the Trustee or, if agreeable to the Plan Sponsor and the affected participant and so directed in a written notice to the Trustee by those parties, by crediting the account of such person or by transferring funds to such person's account by bank or wire transfer. The Trustee shall not be required to make any investigation to determine the whereabouts or mailing address of any person. If the person to receive a distribution can not be found, the Trustee shall hold payment or deposit same in a bank (including the Trustee, if a financial institution is serving as such) for the credit of that person without liability for interest thereon. If a check or other evidence of payment of the benefit hereunder has been mailed to the last address of the person furnished the Trustee and is returned unclaimed, the Trustee shall notify the Plan Sponsor and shall discontinue further payments to the payee until it receives instructions from the Plan Sponsor.

     (c) The Trustee shall not be bound by any instruction, direction or notice unless and until it has been received in writing by the Trustee and may rely upon any instruction, direction or notice of a continuing nature until the Trustee receives a writing which revokes that instruction, direction or notice. The Trustee may without liability assume that any such instruction, direction or notice is genuine unless it has actual knowledge or, after receiving notification of a problem, has reasonably determined that the instruction, direction or notice is not genuine.

     (d) The Trustee shall not be responsible for the application of any assets held as part of the Fund which have been distributed pursuant to the Plan and the Trust Agreement.

                          SECTION 8.

                      CLAIMS OF CREDITORS

     (a) The Fund assets shall be treated as general assets of the Plan Sponsor and shall remain subject to claims of the general creditors of the Plan Sponsor under applicable state and federal law. Nothing in the Trust Agreement shall affect the rights of any participant as general creditor of the Plan Sponsor. No participant shall have a preferred claim on or any beneficial ownership in the Fund prior to the time for distribution to the participant under the terms of a Plan or the terms of this Trust Agreement. In the event that the Plan Sponsor becomes insolvent as described in Subsection (c) below, each participant shall be deemed to waive any priority the participant may have under law as an employee with respect to any claim against the Plan Sponsor and the Trust beyond the rights the participant would have as a general creditor of the Plan Sponsor.

     (b) Except as otherwise provided by Subsection (c) below, no benefit which shall be payable under the Trust to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent provided by Subsection (c) below and as may otherwise be required by law.

     (c) The board of directors of a Plan Sponsor shall immediately notify the Trustee in writing of the insolvency of the Plan Sponsor. For purposes of this Subsection (c), the term "insolvency" shall mean the inability of the Plan Sponsor to pay its debts as they become due in the usual course of its business or that the liabilities of the Plan Sponsor are in excess of its assets. Upon receipt of the written notice, the Trustee shall suspend all further payments to participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the creditors of the Plan Sponsor in the manner directed by a court of competent jurisdiction. If the Trustee should receive any written allegation of the insolvency of the Plan Sponsor, the Trustee shall suspend payments to participants and hold the assets of the Trust for the benefit of the creditors of the Plan Sponsor and, within a period of thirty (30) days after the receipt of the written allegation, determine whether the Plan Sponsor is insolvent. If the Trustee determines that the Plan Sponsor is solvent, it shall immediately resume payments to the participants or their beneficiaries. In the event that the Trustee has actual knowledge of the insolvency of the Plan Sponsor, the Trustee shall hold the assets of the Trust for the benefit of the creditors of the Plan Sponsor in the manner directed by a court of competent jurisdiction. Unless the Trustee (i) has been notified in writing by the board of directors of a Plan Sponsor of the insolvency of a Plan Sponsor, (ii) has received any written allegation of the insolvency of a Plan Sponsor or (iii) has actual knowledge of the insolvency of a Plan Sponsor, the Trustee shall have no duty to inquire whether a Plan Sponsor is insolvent.

                          SECTION 9.

                       FEES AND EXPENSES

     The compensation and expenses of the Trustee shall be paid from the assets of the Fund. Expenses of the Trustee shall include the reasonable expenses and compensation of third parties employed by the Trustee pursuant to Section 4(f) hereof.

                          SECTION 10.

                           ACCOUNTS

     (a) The Trustee shall keep such records as the Trustee considers necessary for the management of the Trust. The Trustee's books and records of the Fund shall be open to inspection by the Plan Sponsor and participants during regular business hours of the Trustee.

     (b) The Trustee may establish separate accounts within the Fund for any group or category of the Plan as it determines appropriate to maintain its books of accounts and other records in accordance with the provisions of the Plan and the Trust Agreement. The Plan Sponsors shall maintain or cause to be maintained accounting records for the Plan sufficient to allow the determination of the portion of the Fund which is allocable both to each of the Plan Sponsors. Irrespective of the comingling of assets of the Plan for investment in the Fund, no portion of the Fund which is allocable to any one of the Plan Sponsors shall be used to pay benefits or discharge liabilities or obligations specifically allocable or attributable, respectively, to any other Plan or any other Plan Sponsor.

     (c) Within ninety (90) days after the close of each calendar year, the date of the removal or resignation of the Trustee, or the termination of the Trust, the Trustee shall render to the Primary Sponsor a written account of its management of the Fund covering the period since the previous account and report. The written approval of that accounting and report by the Primary Sponsor or the failure of the Primary Sponsor to notify the Trustee of its disapproval of such accounting within ninety (90) days after its receipt shall be final and binding as to the Trustee's administration of the Trust for the period upon the Primary Sponsor and all persons who have or may thereafter have an interest in the Trust.

                          SECTION 11.

              RESIGNATION, REMOVAL AND SUCCESSION

     (a) The Trustee may resign at any time upon giving sixty (60) days' prior written notice to the Primary Sponsor.

     (b) The Trustee may be removed by the Primary Sponsor at any time; provided, however, that in the event of a Change of Control, the Trustee may thereafter be removed only after securing the written consent of a majority of the participants of the Plan and the designated beneficiaries of deceased participants.

     (c) Upon the removal or resignation of the Trustee, any successor appointed shall have the same powers and duties as those conferred upon the Trustee under this Trust. Prior to a Change of Control, the appointment of any successor Trustee shall be in the sole discretion of the Primary Sponsor. On or after a Change of Control, the appointment of any successor Trustee shall be made only with the consent of a majority of the participants of the Plans and the designated beneficiaries of deceased participants. Upon receipt by the Trustee of a written acceptance of the appointment by the successor Trustee, the Trustee shall transfer to the successor Trustee the assets constituting the Trust; provided, however, the Trustee shall not be required to pay over assets to a successor Trustee unless the Trustee shall be discharged from all liability for any taxes which may be due and owing by the Trust, or unless the successor Trustee, who must be acceptable to the Trustee, indemnifies the Trustee and the Trustee in its sole discretion agrees to accept indemnification. In the event that within ninety (90) days after the removal or resignation of the Trustee the Primary Sponsor shall have failed to appoint a successor Trustee or the Trustee shall not have received a written acceptance from a successor Trustee, then the Trustee may file an appropriate action in a court of competent jurisdiction and transfer to the custody of the court the assets then held by the Trustee constituting the Trust. Upon transfer to a successor Trustee or to the court, as the case may be, the Trustee shall be relieved of all further responsibilities and liabilities in connection with the Trust. The Trustee is authorized, however, to reserve therefrom any assets as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of the reserve remaining after the payment of the Trustee's fees and expenses shall be paid over to the successor Trustee or to the court.

                          SECTION 12.

                   AMENDMENT AND TERMINATION

     (a) Prior to a Change of Control, the Trust Agreement may be amended any time and to any extent by a written instrument executed by the Primary Sponsor, provided, however, that no such amendment shall be effective to the extent that it purports to make the Trust revocable. In addition, no such amendment shall have the effect of reducing benefits accrued by participants under the Plan, delaying the times at which distributions are made from the Fund to participants and their beneficiaries or allowing a Plan Sponsor or any other person to receive distributions of the assets of the Fund not then permitted under the terms of the Trust Agreement. On or after a Change of Control, this Trust Agreement may only be amended with the consent of a majority of the participants of the Plan and the designated beneficiaries of deceased participants. No amendment that purports to increase the duties or responsibilities of the Trustee or to alter materially the manner in which the Trustee is to discharge any continuing duties or responsibilities shall be given effect without the consent of the Trustee and no other amendment shall be given effect without first providing notice of same to the Trustee. The Trustee and Primary Sponsor or, if applicable, a majority of the participants of the Plan and the designated beneficiaries of deceased participants may amend the Trust Agreement in any manner not otherwise specifically precluded by this Subsection, including any amendment regarding the removal of an existing Trustee or the appointment of a successor Trustee.

     (b) Notwithstanding any other provisions of the Trust Agreement to the contrary, the Trust shall terminate and all Fund assets shall be distributed (i) on the complete distribution of the Fund in accordance with the terms and provisions of the Plan; (ii) upon the delivery to the Trustee of a writing terminating the Trust signed by the Primary Sponsor, all participants of the Plan and the designated beneficiaries of deceased participants; or (iii) in the event the Internal Revenue Service makes a final determination that the assets of the Fund constitute compensation currently taxable as income to participants. Any assets remaining in the Fund after satisfaction of all liabilities and expenses of the Plan shall be returned to the Plan Sponsors.




                          SECTION 13.

                         MISCELLANEOUS

     (a) The Trustee shall under no circumstances be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by any participant or any person entitled to receive benefits under the Plan, any part of it, or any interest in it, or to pay any money or thing of value to any creditor or assignee of any participant or person for any cause whatsoever; provided, however, this Subsection (a) does not affect the provisions of Section 8 of the Trust Agreement.

     (b) The Primary Sponsor hereby agrees to indemnify and hold harmless the Trustee from and against any and all losses, claims, damages, liabilities, costs and expenses, including but not limited to, liability for any judgments or settlements consented to in writing by the Trustee, as applicable, which consents will not be unreasonably withheld, and reasonable attorneys' fees arising out of or in connection with or as a direct or indirect result of its serving, respectively, as the trustee (including but not limited to the Trustee's acts or omissions with respect to (i) the voting of any share of stock held as part of the assets of the Trust;
(ii) establishing or maintaining investment funds or effecting investments therein in accordance with the terms and provisions of the Trust; (iii) the determinations by the Trustee of insolvency or of a Change of Control (including acts or omissions in accordance with the terms and provisions of the Trust following any determination of insolvency or a Change of Control); or (iv) the determination by the Trustee of Surplus Amounts or benefits payable to participants or their beneficiaries), except those losses, claims, damages, liabilities, costs and expenses, if any, arising out of or in connection with or as a direct or indirect result of the Trustee's bad faith, gross negligence or willful neglect or breach of trust. In amplification of and without limiting the foregoing, the Primary Sponsor specifically agrees to indemnify and hold the Trustee harmless from and against any and all liability, loss, damage, cost or expense arising out of or in connection with
(A) the transfer of any portion of the Fund to a subtrustee at the direction of the Primary Sponsor; (B) any act or omission of a subtrustee, provided the Trustee had no knowledge of such act or omission acquired through its normal course of dealings with the subtrustee, or if the Trustee did have such knowledge either the Trustee timely notified the Primary Sponsor in writing or the Primary Sponsor otherwise received timely notice of such act or omission; or (C) any decision by the Trustee to terminate a subtrust following a Change of Control. Nothing in the immediately preceding sentence shall require the Primary Sponsor to indemnify and hold the Trustee harmless from and against any liability, loss, damage, cost or expense attributable to regulatory action taken by any Federal or state agency having jurisdiction over the Trustee, as a banking institution, with regard to the establishment or maintenance of a subtrust. The Trustee shall promptly notify the Primary Sponsor of any claim, action or proceeding for which it may seek indemnity. This indemnity is a continuing obligation and shall be binding on the Primary Sponsor and its successors, whether by merger or otherwise, and assigns. In addition, this indemnity shall survive the resignation or removal of the Trustee, the liquidation of the Trust, or both events.

     (c) As used in this Trust Agreement, the term "Change of Control" means any event that pursuant to the requirements of Article X of the Primary Sponsor's Certificate of Incorporation, as amended from time to time, requires the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock (as defined therein); provided, however, that no event shall constitute a Change of Control if approved by the Board of Directors of the Primary Sponsor a majority of whom are "present directors" and "new directors." For purposes of the preceding sentence, "present directors" shall mean individuals who as of the date of this Trust Agreement were members of the Board of Directors of the Primary Sponsor and "new directors" shall mean any director whose election by the Board of Directors of the Primary Sponsor (in the event of vacancy) or whose nomination for election by the Primary Sponsor's stockholders was approved by a vote of at least three-fourths of the directors then still in office who are present directors and new directors; provided that any director elected to the Board of Directors of the Primary Sponsor solely to settle a threatened or actual proxy contest shall in no event be deemed to be a new director. The board of directors of the Primary Sponsor shall immediately notify the Trustee of the occurrence of a Change of Control. Upon receipt of such written notice or in the event the Trustee has actual knowledge that a Change of Control has occurred, the Trustee shall take no action nor facilitate the taking of any action contemplated by the Trust Agreement as being taken prior to a Change of Control if (i) an alternative procedure for taking such action is prescribed on or after a Change of Control, or (ii) any action of the type described is expressly limited to the period prior to a Change of Control.
If the Trustee should receive any written allegation to the effect that a Change of Control has occurred, the Trustee shall take no action nor facilitate the taking of any action described in the immediately preceding sentence until making an independent determination as to whether a Change of Control has occurred. The Trustee shall make this determination within a period of thirty (30) days after the receipt of the written allegation. Following the determination, the Trustee shall discharge its duties under the Trust Agreement in a manner consistent with that determination.

     (d) Prior to a Change of Control, authority and responsibility with regard to the voting of and control over any securities of a Plan Sponsor held in the Trust shall be exercised as follows: (i) the Primary Sponsor shall direct the Trustee in writing as to the manner in which such securities are to be voted; and (ii) all other decisions affecting such securities, including, without limitation, decisions to oppose or consent to tender or exchange offers, shall be similarly directed by the Primary Sponsor. The Trustee shall take such steps as may be necessary or appropriate to carry out the directions of the Primary Sponsor given pursuant to this Subsection. On or after a Change of Control, voting and all other decisions relating to the securities of a Plan Sponsor shall be made by the Trustee or, if such securities are subject to the investment authority of an Investment Manager by that Investment Manager.

     (e) The Trustee shall be required to take any and all reasonable legal action to enforce the obligations of each Plan Sponsor under the Trust Agreement.

     (f) Whenever the context requires, words of the masculine gender used herein shall include the feminine and the neuter, and the words used in the singular shall include the plural.

   (g) Each provision of the Trust Agreement is severable and if any provision is found to be void as against public policy it shall not affect the validity of any other provision hereof.

   (h) The Trust Agreement shall be binding upon the successors and assigns of each Plan Sponsor and the Trustee.

   (i) The providers of the Trust shall be construed according to the laws of the State of Alabama and, to the extent applicable, according to the United States.

   IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                 PRIMARY SPONSOR:

                                 Morrison Restaurants Inc.


                                 By:  /s/ Samuel E. Beall, III

                                 Title:  President and Chief Executive
                                          Officer
ATTEST:

 /s/ Pfilip G. Hunt

Title:  Senior Vice President,
        General Counsel & Secretary
      [CORPORATE SEAL]

                                 TRUSTEE:

                                 Amsouth Bank N.A.

                                 By:  /s/ Lynn E. Cushing

                                 Title:  Vice President and Trust
                                            Officer

ATTEST:

 /s/ Cheryl A. Davidson

Title:  Vice President and Trust
        Officer

    [SEAL]